Exhibit 10.6

March 6, 2013

Kurt Ekert

Chief Commercial Officer

Travelport GDS

Dear Kurt:

This letter agreement (“Letter Agreement”) will amend the October 21, 2011 employment agreement between you and Travelport, LP, as previously amended by the November 23, 2011 letter agreement (collectively, the “Employment Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

The Employment Agreement is amended as follows:

1.	Section 7(c)(iii)(C)(x), as well as the corresponding section (entitled “Severance Pay”) on page 9 of the General Release, is amended by deleting the phrase “one (1) times the Base Salary” and replacing it with “two (2) times the Base Salary”.

Except as expressly set forth above, these amendments take effect upon the parties’ execution of this Letter Agreement. Except as expressly amended herein, the Employment Agreement remains in full force and effect as written.

Please indicate your acceptance of these terms by signing below.

Very truly yours,

/s/ Gordon Wilson

Gordon Wilson

President and CEO

Travelport, LP

By Travelport Holdings, LLC,

as General Partner

ACCEPTED AND AGREED TO:

/s/ Kurt Ekert
Kurt Ekert

March 11, 2013
Date